UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2017

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Ave., 2nd Floor
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed by MetaStat, Inc. (the “Company”) with the Securities and Exchange Commission on June 27, 2017 (the “Prior Form 8-K), the Company entered into a subscription agreement dated June 23, 2017 (the “Subscription Agreement”) with a number of institutional and accredited investors (collectively, the “Investors”) pursuant to which the Company may sell up a maximum of $7,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), at a purchase price (the “Purchase Price”) of $1.15 per share (the “Private Placement”). The Private Placement was extended and the second and final closing was consummated on August 3, 2017. Please see the Prior 8-K for further disclosure regarding the terms of the Private Placement. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Prior 8-K.

In aggregate, pursuant to all closings in the Private Placement, the Company issued an aggregate of 623,696 Shares, 187,462 Additional Shares, approximately 229,363 Preferred Shares convertible into 2,293,632 Conversion Shares and repriced an aggregate of 524,850 warrants in connection with the Warrant Adjustment for an aggregate Purchase Price of approximately $2.57 million. After deducting placement agent fees and other offering expenses, the Company received net proceeds of approximately $2.35 million. Additionally, the Company will issue to the Placement Agent an aggregate of 162,487 placement agent warrants with a term of five years, an exercise price equal to $1.27 per share, and a cashless exercise provision.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the issuance of the securities pursuant to the Private Placement were exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, and Section 3(a)(9) of, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1*	Form of Purchase Agreement.

* Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:	/s/ Douglas A. Hamilton
Name: Douglas A. Hamilton
Title: President and CEO

Dated: August 7, 2017